Sextant Mutual Funds
Graphic of Sextant omitted
November 30, 1995
Fellow Shareowners::

Where do we go from here? Our last letter was very optimistic about the potential returns from financial assets for the remainder of the century. Throughout fiscal 1995 we were correct and our positive outlook remains

As shown in the financial statements in this annual report, the two Sextant Funds that were in existence for all of the fiscal year ended November 30 sported strong returns:

                                                     Nov. 30, 1994
              Fund                                   to Nov. 30, 1995
              ----                                   ----------------
              Sextant Growth                            +30.76%
              Sextant Bond Income                       +17.69%

Sextant International and Sextant Short-Term Bond Funds both began operations on September 28. As detailed later in this report, both Funds have insignificant figures to report for the short period of their existence.

Why do we remain optimistic? We continue to see slow growth and flat interest rates. Politically, the climate is still favorable though not as bullish as last fall: lower taxes and higher speed limits. The debate has shifted from increasing government expenditures to whether, where and how much to cut.

Technological change is exploding, lowering costs and greatly increasing productivity. We believe that we are entering a new industrial age, driven by the information technologies in which America excels. As such a scenario develops, we should be the beneficiaries of an important long-term trend from which American investors are uniquely positioned to benefit. Watch this space.

Internationalization of business both spurs and is spurred by the information revolution that daily seems to pick up speed. We believe that investors should look overseas for at least a portion of their portfolio, as it is no longer possible to insulate oneself from events abroad. Similarly, a successful company no longer can operate in one national market. We created Sextant International Fund to focus on non-U.S. equity opportunities

The Sextant bond funds will remain conservative in approach. There is a role for bonds in most portfolios, as an anchor for a diversified portfolio. Both Bond Income Fund and Short-Term Bond Fund will continue their quality focus. Short-term Bond Fund remains a great alternate or complement to a money fund as a place for temporary cash reserves.

We  employ  no   leverage,   purchase  no   derivatives   or  employ  any  other
risk-enhancing techniques.

The Sextant Funds are designed to address your investment needs. All employ our unique "fulcrum" fee structure that stresses low cost to you and only rewards us for superior investment results. We invite you to call or write for a free information kit and to read it carefully before investing. Our portfolio managers welcome your comments and suggestions. Only with your help can we be certain that we are meeting your investment needs--our primary objective.

As always, we appreciate your investing with us, and welcome your comments and suggestions

                                                     Respectfully

Nicholas Kaiser, President                  Phelps McIlvaine, Vice President
(Manager, Sextant Growth;                   (Manager, Sextant Bond Income;
Sextant International )            Sextant Short-Term Bond)

                        REPORT of INDEPENDENT ACCOUNTANTS

To the Board of Trustees and Shareowners of Saturna Investment Trust

In our opinion, the accompanying statements of assets and liabilities, including the schedules of investments, and the related statements of operations and of changes in net assets and the financial highlights present fairly, in all material respects, the financial position of the Sextant Short-Term Bond Fund, Sextant Bond Income Fund (formerly Washington Tax-Exempt Fund), Sextant Growth Fund (formerly Northwest Growth Fund) and Sextant International Fund, four of the series of Saturna Investment Trust, (formerly Northwest Investors Trust,) hereafter referred to as the "Trust" at November 30, 1995, the results of their operations, the changes in their net assets, and the financial highlights, for the periods indicated, in conformity with generally accepted accounting principles. These financial statements and financial highlights (hereafter referred to as "financial statements") are the responsibility of the Trust's management; our responsibility is to express an opinion on these financial statements based on our audits. We conducted our audits of these financial statements in accordance with generally accepted auditing standards which require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audits, which included confirmation of securities at November 30, 1995 by correspondence with the custodian and a broker, provide a reasonable basis for the opinion expressed above. The financial statements of the Trust for each of the two years in the period ended November 30, 1989 and for the period September 4, 1987 (commencement of operations) through November 30, 1987 were audited by other independent accountants whose report dated January 19, 1990 expressed an unqualified opinion on those statements.

/s/ Price Waterhouse
Seattle, Washington
December 15, 1995


SHORT-TERM BOND FUND
Investments
November 30, 1995
Rating*   Issuer                                              Coupon/Maturity      Face Amount     Market Value
----------------------------------------------------------------------------------------------------------------
          U.S. Government Obligations (71.1%)
          U.S. Treasury Note                                    8.00% 1/15/97            $120,000      $123,300

          U.S. Treasury Note                                    6.00% 8/31/97             100,000          100,953
          U.S. Treasury Note                                   7.875% 4/15/98             180,000          189,675
          U.S. Treasury Note                                    7.00% 4/15/99             100,000          104,578
          U.S. Treasury Note                                   7.125% 9/30/99             100,000          105,469
                                                                                      --------         -------

                                                                                       600,000          623,975

          Corporate Obligations (27.0%)
    A     GMAC                                                 5.95% 12/28/98         40,000           39,813
   A+     Consolidated Nat. Gas                                5.875% 10/1/98        40,000           39,940
   AA-    Association Corp. N.A.                                6.125% 2/1/98        35,000           35,175
   A+     CSX Transportation                                    7.05% 3/15/98        40,000           40,705
   AA     Central Illinois P.S.                                 5.875% 5/1/97        40,000           39,920
   A-     Chase Manhattan                                        9.05% 2/1/02        40,000           41,277
                                                                                       -------          ------
                                                                                     235,000             236,830


          Total Investments (98.1%)                                                $835,000           860,805
                                                                                     ========           =======
         Other Assets (net of liabilities) (1.9%)                                                    16,927
                                           ----                                                      ------
          Total Net Assets (100%)                                                                   $877,732
                                                                                              ========

 *Ratings are the lesser of S&P or Moody's

Financial Highlights
Selected data per share of capital stock outstanding throughout the period
                                                                      Sept. 28. '95
                                                                      (incep-
                                                                      tion) to Nov. 30
                                                                      '95
Net asset value at beginning of period                                       $5.00
     Income From Investment Operations
     Net Investment Income                                                    0.03
     Net gains or losses on securities
         (both realized and unrealized)                                      0.03
Total From Investment Operations                                              0.06

     Less Distributions
     Dividends (from net investment income)                                ($0.03)
     Distributions (from capital gains)                                      0.00
                                                                             ----
Total Distributions                                                         (0.03)
Net asset value at end of period                                             $5.03
                                                                              0.01
Total Return                                                                 1.05%

Ratios / Supplemental Data
Net assets ($000), end of period                                              $878
Ratio of expenses to average net assets (not annualized)+                    0.23%
Ratio of net investment income to
Average net assets (not annualized)+                                         0.68%
Portfolio turnover rate                                                         0%

   + For the above period, all or a portion of the operating expenses were waived. If costs had not been waived, the resulting increase to expenses per share in the period would have been $.007. The increase to the ratio of expenses to average monthly net assets would be .16%.
(The accompanying notes are an integral part of these financial statements)

Statement of Assets and Liabilities
As of November 30, 1995
Assets
      Investments, at value
      Bonds (cost $857,068)                                                          $
                                                                                     860,805
      Cash
                                                                                       5,064
      Interest receivable
                                                                                     12,494
                                                                                     ------
            Total Assets
                                                                                    878,363
                                                                                    -------

Liabilities
      Payable to affiliate
                                                                                        631
                                                                                        ---
            Total Liabilities
                                                                                        631
                                                                                        ---

Net Assets                                                                           $877,732
                                                                                     ========
Fund shares outstanding
                                                                                     174,606

Analysis of Net Assets
      Paid in capital (unlimited shares authorized, without par)                     $873,995
      Undistributed net investment income (loss)
                                                                                           -
      Accumulated net realized gain (loss) on investments
                                                                                           -
      Unrealized net appreciation on investments
                                                                                      3,737
                                                                                      -----
      Net Assets applicable to Fund shares                                           $ 877,732
                                                                                     =========

Net Asset Value per share                                                              $5.03


Statement of Operations
Period ended November 30, 1995
Investment income
      Interest income                                                        $7,011
      Amortization of bond premiums
                                                                              (1,251)
                                                                              ------
          Gross investment income                                                      $5,760
Expenses
      Investment adviser and administration
      fee                                                                         605
      Professional fees
                                                                                  850
      Printing and postage
                                                                                   40
      Filing and
      registration fees                                                           500
      Other expenses
                                                                                 441
                                                                                 ---
      Total gross expenses
                                                                                2,436
          Less earnings
          credits                                                               (391)
          Less advisory fee waived
                                                                                (605)
                                                                                ----
      Net expenses
                                                                                         1,440
                                                                                         -----
          Net investment income
                                                                                         4,320
                                                                                         -----
Net realized gain (loss) on investments
      Proceeds from sales
                                                                                    -
      Less cost of securities sold based on identified cost
                                                                                   -
          Realized net gain
                                                                                             -
Unrealized gain (loss) on investments
      End of period                                                             3,737
      Beginning of period                                                            -
      Increase in unrealized gain for the
      period                                                                             3,737
                                                                                         -----
          Net realized and unrealized gain on investments                                 3,737
Net increase in net assets resulting from operations                                   $8507
                                                                                       =====

The accompanying notes are an integral part of these financial statements)

Statement of Changes in Net Assets
                                                                                          Period
                                                                                       Sept. 28,
                                                                                            1995
                                                                                     (Inception)
                                                                                    to Nov. 30,
                                                                                           1995

INCREASE (DECREASE) IN NET ASSETS
Operations:
      Net investment income                                       $ 4,320
      Net realized gain (loss) on investments                     -
      Net increase in unrealized appreciation                    3,737
                                                                  -----
      Net increase in net assets from operations                8,057
                                                                -----

Dividends to Shareowners From:
      Net investment income                                  (4,320)
                                                             ------
      Capital gains distributions                                       -

Fund Share Transactions:
      Proceeds from sales of shares                        892,239
      Value of shares issued in reinvestment of dividends 4,321
                                                          -----

                                                          896,560
      Cost of shares redeemed                               (22,565)
                                                            -------
      Net increase in net assets from share transactions     873,995
                                                             -------
Total increase in net assets                                877,732

Net Assets
      Beginning of period                                          -
      End of period                                               $  877,732
                                                                     ==========

Shares of the Fund Sold and Redeemed
      Number of shares sold                                    178,249
      Number of shares issued in reinvestment of dividends      862
      Number of shares redeemed                                   (4,505)
                                                                  ------

Net Increase in Number of Shares Outstanding                     174,606
                                                                 =======

 (The accompanying notes are an integral part of these financial statements)

BOND INCOME FUND
Investments
November 30, 1995
Rating*    Issuer                                  Coupon/Maturity       Face Amount      Market Value
----------------------------------------------------------------------------------------------------------

U.S. FEDERAL OBLIGATIONS
U.S. Government Obligations (9.5%)
           U.S. Treasury Bond                     8.125% due 8/15/2019          $85,000          $104,284

WASHINGTON STATE MUNICIPAL OBLIGATIONS
General Obligation (14.2%)
   AAA     Aberdeen                                5.80% due 12/1/2012           50,000            51,121
   AAA     Marysville                             5.875% due 12/1/2012           25,000            25,479
    A+     Seattle Met. Municipality               5.625% due 1/1/2012           40,000            39,621
   AAA     Stevens Co. Ltd Tax G.O.                 5.5% due 12/1/2009          40,000            39,314
                                                                                -------           ------
           SUB-TOTAL                                                            155,000           155,535
General Obligation (6.2)%
   AAA     Eastern Wash. Univ. Rev.                6.25% due 10/1/2012           25,000            25,948
   AAA     Univ. Wash. Jr. Lien
           Hsg and Din. Rev.                      6.125% due 12/1/2012          40,000            42,157
                                                                                -------           ------
           SUB-TOTAL                                                             65,000            68,105
Health Care (3.6%)
   AAA     Wash. St. Healthcare Fac. Rev. Ref.
           Dominican Health Serv. Spokane           5.75% due 6/1/2020           40,000            38,900
Schools (9.2%)
    A+     King County #408 Auburn                 6.25% due 12/1/2006           40,000            43,050
   AA-     King County #415 Kent                   6.00% due 12/1/2008           40,000            42,044
    A      Skagit County #317 Conway               5.90% due 12/1/2007          15,000            15,749
                                                                                -------           ------
           SUB-TOTAL                                                             95,000           100,843
State Education (4.6%)
   AAA     Washington Higher Education
           Fac. Auth. Rev. (Seattle U.)            5.70% due 11/1/2010           50,000            50,610
Transportation (4.6%)
    A      Port of Tacoma
           Series A Ltd. G.O.                       6.00% due 6/1/2011           50,000            50,806
Utility -Electric Power (13.6%)
    A      Lewis County P.U.D #1
           Elec. Rev.                               6.10% due 6/1/2004           40,000            42,785
    A      Mason County P.U.D. #3
           Elec. Rev.                               6.30% due 1/1/2010           50,000            52,975
   AAA     Tacoma Elec. Sys. Rev.                   6.25% due 1/1/2011          50,000            52,542
                                                                                -------           ------
           SUB-TOTAL                                                            140,000           148,302
Utility -Water Supply (4.1%)
   AAA     Asotin County P.U.D. #1                  5.50% due 3/1/2009           20,000            20,066
    A      Spokane County Water Dist.
           #3 Rev. Ref.                             5.90% due 1/1/2014          25,000            25,040
                                                                                -------           ------
           SUB-TOTAL                                                             45,000            45,106

CORPORATE OBLIGATIONS (27.1%)
    A-     Aetna Life & Casualty                   7.25% due 8/15/2023           50,000            49,219
    A-     Alabama Power                            7.75% due 2/1/2023           50,000            51,859
    A-     Comerica Bank                          7.125% due 12/1/2013           50,000            50,308
   A-2     Corning Glass                          8.875% due 3/15/2016           40,000            48,520
   A-1     Loews Corp.                            7.00% due 10/15/2023           50,000            47,469
   AA-     US West Communications                 7.20% due 11/10/2026          50,000            49,922
                                                                                -------           ------
                                                                               290,000           297,297
                                                                               --------          -------

Total Investments (96.7%)                                                   $1,015,000         $1,059,788
                                                                            ===========
Other Assets (net of liabilities) (3.3%)                                                          36,036
                                                                                                  ------
Total Net Assets (100%)                                                                       $1,095,824
                                                                                              ==========

*These unaudited bond ratings reflect the adviser's current rating of each bond, as determined using Standard & Poors and Moody's ratings. All issues are rated "A" or better by S&P or Moody's.


Financial Highlights
Selected data per share of capital stock outstanding throughout the period:
                                                                                          Period
                                                                      Year        Year       3/1/93
                                                                   ended       ended        (In-
                                                                November    November   ception)
                                                                                              to
                                                                30, 1995    30, 1994   11/30/93
Net asset value at beginning of period                             $4.39       $5.03       $5.00
     Income from investment operations
     Net investment income
                                                                    0.24        0.25        0.16
     Net gains or losses on securities
         (both realized and unrealized)
                                                                   0.52       (0.64)       0.04
                                                                   -----      ------       ----
Total From Investment Operations
                                                                    0.76      (0.39)        0.20

     Less distributions
     Dividends (from net investment income)
         Non-taxable
                                                                 (0.236)      (0.25)     (0.167)
         Taxable                                                                 n/a         n/a
                                                                 (0.004)
     Distributions (from capital gains)                            0.00        0.00      (0.003)
                                                                   -----       -----     -------
Total Distributions
                                                                  (0.24)      (0.25)      (0.17)
Net asset value at end of period                                   $4.91       $4.39       $5.03

Total return                                                      17.69%     (8.24)%       4.86%

Ratios/supplemental data
Net assets ($000), end of period                                $ 1,096      $ 1,456      $ 1,662

Ratio of expenses to average net assets (not                       0.54%       0.41%       0.35%
annualized)+
Ratio of net investment income to average net assets (not          5.15%       5.48%       3.28%
annualized)+
Portfolio turnover rate                                              77%         74%         36%

       + For each of the above periods, all or a portion of the operating expenses were waived. If these costs had not been waived, the resulting increases to expenses per share in each of the above periods would be $.03, $0.22 and $0.13, respectively. The increase to the ratio of expenses to average monthly net assets would be .60%, .51% and .26%, respectively.

Statement of Assets and Liabilities
As of November 30, 1995
Assets
      Investments, at value

      Bonds (cost $1,047,157)                                                   1,059,788
      Cash
                                                                                    12,298
      Interest receivable
                                                                                    22,895
      Insurance deposit
                                                                                      400
                                                                                      ---
            Total Assets
                                                                                1,095,381
                                                                                ---------

Liabilities
      Payable to affiliate
                                                                                     (443)
                                                                                     ----
            Total Liabilities
                                                                                     (443)
                                                                                     ----

Net Assets                                                                          $1,095,824
                                                                                    ==========
Fund shares outstanding
                                                                                   223,204

Analysis of Net Assets
      Paid in capital (unlimited shares authorized, without par)
                                                                                 1,153,661
      Undistributed net investment loss
                                                                                     (251)
      Accumulated net realized gain (loss) on investments
                                                                                  (70,217)
      Unrealized net appreciation on investments
                                                                                   12,631
                                                                                   ------
      Net Assets applicable to Fund shares
      outstanding                                                               $1,095,824
                                                                                ==========

Net Asset Value per share                                                            $4.91

Statement of Operations
Year ended November 30, 1995
Investment income
      Tax-free interest
      income                                                                $63,693
      Taxable interest
      income                                                                    978
      Amortization of bond premiums
                                                                            (1,119)
      Accretion
                                                                                63
                                                                                --
          Gross investment income                                                              $
                                                                                          63,615
Expenses
      Investment adviser and administration fee
                                                                              5,838
      Professional fees
                                                                              1,658
      Shareowner servicing
                                                                                842
      Printing and postage
                                                                              1,005
      Insurance
                                                                              1,508
      Custodial fees
                                                                                841
      Filing and
      registration fees                                                         503
      Other expenses
                                                                               564
                                                                               ---
      Total gross expenses
                                                                             12,759
          Less earnings
          credits                                                             (841)
          Less advisory fee waived
                                                                            (5,838)
                                                                            ------
      Net expenses
                                                                                          6,080
                                                                                          -----
          Net investment income
                                                                                         57,535
                                                                                         ------
Net realized gain (loss) on investments
      Proceeds from sales
                                                                          1,309,408
      Less cost of securities sold based on identified cost
                                                                         (1,324,518)
                                                                         ----------
          Realized net
          (loss)                                                                        (15,110)
                                                                                        -------
Unrealized gain (loss) on investments
      End of period
                                                                             12,631
      Beginning of period
                                                                          (158,053)
                                                                          --------
      Increase in unrealized gain for the period
                                                                                        170,684
                                                                                        -------
          Net realized and unrealized gain on investments
                                                                                        155,574
                                                                                        -------
Net increase in net assets resulting from operations                                    $213,109
                                                                                        ========

The accompanying notes are an integral part of these financial statements)

Statement of Changes in Net Assets
                                                                                  Year ended        Year ended
                                                                              Nov. 30, 1995     Nov. 30, 1994

INCREASE (DECREASE) IN NET ASSETS
 Operations:
      Net investment income                                                            57,535            87,317
      Net realized gain (loss) on investments
                                                                                    (15,110)          (55,107)
      Net increase (decrease) in unrealized appreciation
                                                                                    170,684          (171,284)
                                                                                    --------         ---------
      Net increase (decrease) in net assets from operations
                                                                                    213,109          (139,074)
                                                                                    --------         ---------

Dividends to Shareowners From:
      Net investment income
                                                                                    (57,308)          (87,796)
                                                                                    --------          --------
      Capital gains distributions
                                                                                          -                 -
                                                                                          --                -

Fund Share Transactions:
      Proceeds from sales of shares
                                                                                     623,415           840,168
      Value of shares issued in reinvestment of dividends
                                                                                     52,937            73,082
                                                                                     -------           ------

                                                                                     676,352           913,250
      Cost of shares redeemed                                                    (1,192,060)
                                                                                                     (893,178)
      Net increase (decrease) in net assets from share transactions
                                                                                   (515,708)           20,072
                                                                                   ---------           ------
Total decrease in net assets
                                                                                   (359,907)         (206,798)

NET ASSETS
      Beginning of period
                                                                                  1,455,731         1,662,529
      End of period                                                            $  1,095,824    $    1,455,731
                                                                             = ============= = ==============
      (Including undistributed net investment income of
      ($251)  at  Nov. 30,1995 and ($478) for Nov. 30,1994)

Shares of the Fund Sold and Redeemed
      Number of shares sold
                                                                                     165,574           167,886
      Number of shares issued in reinvestment of dividends
                                                                                      11,132            15,358
      Number of shares redeemed
                                                                                   (285,218)         (182,274)
                                                                                   --------          --------

Net Increase (Decrease) in Number of Shares Outstanding
                                                                                   (108,512)              970
                                                                                   ========               ===

(The accompanying notes are an integral part of these financial statements)

                         DISCUSSION of FUND PERFORMANCE
                                   (unaudited)
                                Fiscal Year 1995
 During its latest fiscal year, through November 30, 1995, the Sextant Bond Income Fund returned 17.69% to its shareholders. Its net asset value rose from $4.39 to $4.91 during this period.

The Fund's shareholders voted in September to change the objective of the Fund from a Washington State tax-exempt bond fund to its current objective of taxable income. Therefore, the Fund's fiscal 1995 performance is a combination of the Fund's operation under both objectives. Previous performance was under its prior single state tax-exempt fund objective.

Factors Affecting Past Performance
The Fund's share value rose strongly throughout the year, under the influence of a rising bond market. However, earlier in the year, as a result of the market's concern over the possibility of a flat or flatter income tax, the performance of the municipal bond market was restrained compared to taxables.

An additional factor involved in the Fund's earlier performance was that the Fund was created in anticipation of a Washington State income tax. The anticipation of such a tax raised bond prices early in the Fund's life, but created an extra drag on performance as that premuium dissipated when it became clear such a tax would not be passed.

During its operation as a municipal fund, as a matter of policy, the Fund restricted its portfolio maturity to the intermediate 5-to-15 year range. These bonds have lower coupons (interest payments) than do those of longer maturities. This factor, and the fact that the Fund was started in an environment of low and declining interest rates, left the Fund with a portfolio of lower coupon issues that fell in price more quickly in a rising interest rate environment than might have been expected in a portfolio with higher coupons.

These factors mean that in comparisons of its performance the Fund will be at a disadvantage when compared to an index of taxable bonds, or funds, none of which were subject to such considerations.

Looking Forward
After September 28, when the Fund's new objective was in place, the Fund began to sell its portfolio of municipal securities, being mindful of market and tax considerations. As the fiscal year ended, the Fund still held some tax-exempt securities, with a rally in the municipal market making them relatively more atractive to hold.

Perhaps the most important factors influencing its performance relative to an index of bonds or other funds will be the Fund's emphasis on quality and a tendency to avoid the very longest bonds in the market. These factors may limit the Fund's price fluctuations compared to broad unmanaged bond market indexes. Comparison to Index Comparison of any fund to an index must be made bearing in mind that the index is unmanaged, and expense-free. On the other hand the fund likely will (1) be actively managed, (2) have an objective other than mirroring the index, such as limiting risk, (3) bear transaction and other costs, (4) stand ready to buy and sell its securities to shareholders on a daily basis, and
(5) provide a wide range of services.

The graph below compares $10,000 invested in the Fund at its inception, compared to a similar amount invested in The Salomon Brothers Broad Investment-Grade Bond Index. The graph shows that the investment at the beginning of March, 1993 would have risen to $11,228 in the Fund and $12,032 in the Index. The relatively short history of the Fund, and the change its policy limit the usefulness of this comparison. Past performance is not indicative of future results.
                         Fund             Index
        Feb-93        $10,000           $10,000
        Nov-93        $10,397           $10,534
        Nov-94         $9,540           $10,214
        Nov-95         $1,128           $12,032


 graphic depiction omitted


GROWTH FUND
Investments
                                                   Number                                  Market
Issue                                           of Shares                   Cost            Value
--------------------------------------------------------------------------------------------------
Common Stocks

Banking (7.7%)
Washington Mutual Savings Bank                      3,000                $44,124          $84,750
Northwest Saving Bank                                 100                 2,539            2,525
                                                                          ------           -----
                                                                          46,663           87,275
Construction (5.4%)
BMC West*                                           2,250                 27,453           27,844
Butler Manufacturing                                1,000                31,071           34,500
                                                                         -------          ------
                                                                          58,524           62,344
Medical/Healthcare (9.9%)
Cardinal Health                                       500                 26,135           27,000
Genentech*                                          1,000                 37,225           51,125
Humana                                              1,300                30,300           34,612
                                                                         -------          ------
                                                                          93,660          112,737
Chemicals (2.4%)
Lawter International                                2,500                 27,298           27,188

Computers  (6.4%)
Apple Computer                                      1,000                 28,067           38,125
Microsoft*                                            400                14,897           34,850
                                                                         -------          ------
                                                                          42,964           72,975
Electronics (7.4%)
FLIR Systems                                        3,700                 39,669           48,100
Merix                                               1,000                31,822           36,250
                                                                         -------          ------
                                                                          71,491           84,350
Financial (13.2%)
Franklin Resources                                    800                 13,562           42,300
McDonald & Co.                                      2,000                 34,347           35,000
Schwab, Charles                                     3,025                 9,117           73,356
                                                                          ------          ------
                                                                          57,026          150,656
Steel (6.1%)
Geneva Steel                                        4,000                 28,667           29,000
Nucor                                                 800                38,380           39,900
                                                                         -------          ------
                                                                          67,047           68,900
Oil & Gas Production (4.8%)
Atlantic Richfield                                    300                 34,125           32,512
Noble Drilling                                      3,000                21,322           21,750
                                                                         -------          ------
                                                                          55,447           54,262
Paper & Products (6.3%)
Boise Cascade                                       1,900                 44,586           70,775

Pollution Control (3.4%)
Ionics                                                900                 36,864           38,925

Retail (6.7%)
Nordstrom                                           1,000                 37,703           39,250
Albertson's                                         1,200                26,255           36,900
                                                                         -------          ------
                                                                          63,958           76,150
Transportation (11.3%)
Airborne Freight                                    1,000                 25,784           28,125
Fritz Companies*                                    2,000                 29,069           77,500
Mesa Airlines                                       2,500                25,423           22,656
                                                                         -------          ------
                                                                          80,276          128,281

Total Investments (91.0%)                                              $745,804        $1,034,818
                  =====                                                ========        ==========
Other Assets (net of liabilities) (9.0%)                                                 102,185
                                  ----                                                   -------
Total Net Assets (100%)                                                               $1,137,003
                 ====                                                                 ==========
(The accompanying notes are an integral part of these financial statements)

Financial Highlights
Selected data per share of capital stock outstanding throughout the period:
                                                                                                    Sept. 4,
                                                                                                           '87
                                                                                                    (commence-
                                                                                                     ment of
                                                                                                           op-
                                                                                     For Year Ended erations)
                                                                                       November 30,         to
                                  ------------------------------------------------------------------
                                       1995    1994    1993    1992    1991    1990    1989    1988 Nov. 30
                                       ----    ----    ----    ----    ----    ----    ----    ---- -------
                                                                                                           '87
Net asset value at beginning
    of period                         $5.82   $6.38   $5.93   $5.55   $4.93   $4.88   $4.88   $4.96      $5.00
   Income From Investment
   Operations
   Net Investment Income             (0.03)  (0.03)    0.01    0.01    0.04    0.27    0.28    0.30       0.06
   Net gains or losses on
   securities
      (both realized and              1.82   (0.53)   0.45    0.38    0.60    0.01    0.00   (0.08)     (0.04)
                                      -----  ------   -----   -----   -----   -----   -----  ------     ------
      unrealized)
Total From Investment Operations       1.79  (0.56)    0.46    0.39    0.64    0.28    0.28    0.22       0.02
   Less Distributions
   Dividends (from net
   investment
       income)                         0.00    0.00  (0.01)  (0.01)  (0.02)  (0.23)  (0.28)  (0.30)     (0.06)
   Distributions (from capital       (0.19)   0.00    0.00    0.00    0.00    0.00    0.00    0.00       0.00
                                     ------   -----   -----   -----   -----   -----   -----   -----      ----
   gains)
Total Distributions                  (0.19)    0.00  (0.01)  (0.01)  (0.02)  (0.23)  (0.28)  (0.30)     (0.06)
Net asset value at end
    of period                         $7.42   $5.82   $6.38   $5.93   $5.55   $4.93   $4.88   $4.88      $4.96
Total Return                         30.76% (8.78)%   7.76%   7.01%  11.79%   7.37%   5.22%   5.12%      2.17%
Ratios / Supplemental Data
Net assets ($000), end of period     $1,137  $1,010  $1,425  $1,321    $947     $53  $1,356  $1,365       $315
Ratio of expenses to ave. net
    assets+                           1.63%   1.50%   1.40%   1.60%   1.93%   1.06%   0.89%   0.25%      .06%*
Ratio of net investment income
to
   ave. net assets+                 (0.45)% (0.43)%   0.15%   0.17%   0.60%   5.25%   5.60%   5.86%      .85%*
Portfolio turnover rate                 40%     12%     25%     46%     16%     29%     19%     20%         0%
Average commission rate paid         $.0572

   + For 1995 and for each of the above years prior to 1992, all or a portion of the operating  expenses were waived, If these costs had not been waived,  the resulting  increase to expenses per share in each of the above  periods would be $.01, $.05, .$.05, $.10, $.16 and
    $.02, respectively. The increase to the ratio of expenses to average net assets would have been 0.21%,
   0.76%, 1.02%, 1.28%,
    2.02%, and 0.17%.
   *not annualized


(The accompanying notes are an integral part of these financial statements)

Statement of Assets and Liabilities
As of November 30, 1995
Assets
      Investments, at value
      Common stocks (cost $745,804)                                             $1,034,818
      Cash
                                                                                   109,186
      Dividends receivable
                                                                                       608
      Insurance deposit
                                                                                    1,214
                                                                                    -----
            Total Assets
                                                                                1,145,826
                                                                                ---------

Liabilities
      Payable to affiliate:
                                                                                    8,823
                                                                                    -----
            Total Liabilities
                                                                                    8,823
                                                                                    -----

Net Assets                                                                      $
                                                                                1,137,003

Fund shares outstanding
                                                                                   153,216

Analysis of Net Assets
      Paid in capital (unlimited shares authorized, without par)
                                                                                   861,250
      Undistributed net investment income (loss)
                                                                                   (9,420)
      Accumulated net realized gain (loss) on investments
                                                                                   (3,841)
      Unrealized net appreciation on investments
                                                                                  289,014
                                                                                  -------
      Net Assets applicable to Fund shares                                      $
      outstanding                                                               1,137,003
                                                                                =========

Net Asset Value per share                                                            $7.42

Statement of Operations
Year ended November 30, 1995
Investment income
      Dividends                                                              $11,685
                                                                             -------
          Gross investment income                                                       $
                                                                                            11,685
Expenses
      Investment adviser and administration fee
                                                                                 7,255
      Professional fees
                                                                                 3,325
      Shareowner servicing
                                                                                 1,272
      Printing and postage
                                                                                   959
      Filing and
      registration fees                                                          1,500
      Insurance
                                                                                 1,330
      Custodial fees
                                                                                 2,110
      Other expenses
                                                                                  430
                                                                                  ---
      Total gross expenses
                                                                                18,181
          Less earnings
          credits                                                              (2,110)     16,071
                                                                               -------     ------
      Net expenses
                                                                                           16,071
                                                                                           ------
          Net investment
          (loss)                                                                           (4,386)
                                                                                           ------
Net realized gain (loss) on investments
      Proceeds from sales
                                                                               591,258
      Less cost of securities sold based on identified
      cost                                                                    536,534
                                                                              -------
          Realized net gain
                                                                                           54,724
                                                                                           ------
Unrealized gain (loss) on investments
      End of period
                                                                               289,014
      Beginning of period
                                                                               74,829
                                                                               ------
      Increase in unrealized gain for the period
                                                                                          214,185
                                                                                          -------
          Net realized and unrealized gain on
          investments                                                                     268,909
                                                                                          -------
Net increase in net assets resulting from operations                                    $264,523
                                                                                        ========

(The accompanying notes are an integral part of these financial statements)

Statement of Changes in Net Assets
                                                                            Year ended        Year ended
                                                                        Nov. 30, 1995     Nov. 30, 1994

INCREASE (DECREASE) IN NET ASSETS
Operations:
      Net investment loss                                                            $                 $
                                                                               (4,386)           (5,263)
      Net realized gain (loss) on investments
                                                                                54,724           (4,125)
      Net increase (decrease) in unrealized appreciation
                                                                              214,185           (83,179)
                                                                              --------          --------
      Net increase (decrease) in net assets from operations
                                                                              264,523           (92,567)
                                                                              --------          --------

Dividends to Shareowners From:
      Net investment income
                                                                                    -                 -
                                                                                    --                -
      Capital gains distributions
                                                                              (28,392)                -
                                                                              --------                -

Fund Share Transactions:
      Proceeds from sales of shares
                                                                               306,751           192,628
      Value of shares issued in reinvestment of dividends
                                                                               28,060                 -
                                                                               -------                -

                                                                               334,811           192,628
      Cost of shares redeemed
                                                                             (444,025)         (513,818)
                                                                             --------          --------
      Net decrease in net assets from share transactions
                                                                             (109,214)         (321,190)
                                                                             --------          --------
Total increase (decrease) in net assets
                                                                               126,917         (413,757)

NET ASSETS
      Beginning of period
                                                                            1,010,086         1,423,843
                                                                            ---------         ---------
      End of period
                                                                            1,137,003         1,010,086
                                                                            =========         =========
      (Including undistributed net investment income of
      ($9,420)  for  Nov. 30,1995 and $(5,034) for Nov. 30,1994)
Shares of the Fund Sold and Redeemed
      Number of shares sold
                                                                                43,111            30,663
      Number of shares issued in reinvestment of dividends
                                                                                 3,782                 -
      Number of shares redeemed
                                                                              (67,343)          (80,295)
                                                                              --------          --------

Net Decrease in Number of Shares Outstanding
                                                                              (20,450)          (49,632)
                                                                              =======           =======

(The accompanying notes are an integral part of these financial statements)




                         DISCUSSION of FUND PERFORMANCE
(unaudited)
 Fiscal Year 1995
During the year ended November 30, 1995, the Fund's total return to its shareholders was +30.76%. The Fund's net asset value per share rose to $7.42 from $5.82, with a 19(cent) capital gain dividend paid at fiscal year end.

Factors Affecting Performance
In September, 1995, the Fund's shareholders voted to broaden its objective from that of investing primarily in growth type securities of companies linked only to the Northwest. Following the change, the Fund may now seek investments wherever in the U.S. it finds them appropriate, and is no longer limited to the Northwest. Additionally, the new advisory contract resulted in lower expenses to shareholders.

The Fund began operations as a growth stock fund in December 1990 (prior to that time it had been invested in short-term Idaho municipal bonds, and the performance during that period is not relevant). For the first year of operations, Northwest stocks and the national stock markets grew in close proximity. However, during 1992 the recession that had earlier cycled through other parts of the nation spread to the Northwest, and stocks of this region considerably underperformed the national averages. This phenomenon lasted into the mid-90's, at which time the change in policy was recommended by the Fund's adviser.

Coincidentally with the decision to change the Fund's policy, the market for companies in which the Fund invested more heavily as a result of its geographic limitations began to perform considerably better. The Fund has maintained significant investment in technology oriented investments, and these stocks were among the market leaders for much of the year 1995.

Looking Forward
Although the Fund is free to invest outside the Northwest region, the Fund's change in policy is not expected to result in great change in the character of the Fund.

Comparison to Index
The line graph compares Sextant Growth Fund's performance to that of a broad-based stock market index, the Standard & Poor's 500 Index. To be comparable, the S&P 500 Index data includes reinvested income. Comparison of any fund to an index must be made bearing in mind that the index is unmanaged, and expense-free. On the other hand the fund likely will (1) be actively managed,
(2) have an objective other than mirroring the index, such as limiting risk, (3) bear transaction and other costs, (4) stand ready to buy and sell its securities to shareholders on a daily basis, and (5) provide a wide range of services.

The graph shows that $10,000 invested in Sextant Growth Fund at the end of December 1990 (when it was Northwest Growth Fund) would have grown to $15,469 at the end of November 1995. If $10,000 could have been invested in the S&P 500 Index at the end of December 1990, that would grown to $21,526. Past performance is not indicative of future results. Date Sextant Growth S&P 500 Index
            Dec-90              10000             10000
            Nov-91              11246             11917
            Nov-92              12035             14115
            Nov-93              12969             15579
            Nov-94              11830             15741
            Nov-95              15469             21526

(GRAPHIC OMITTED)

INTERNATIONAL FUND
Investments
November 30, 1995
                                                        Number                                          Market
Issue                                                of Shares                     Cost                  Value
---------------------------------------------------------------------------------------------------------------

Common Stocks

Automotive Mfg. (3.2%)
Volvo AB ADS                                               500                  $11,686                $10,500

Banking and Financial (7.2%)
Aus.& New Zea. Bk. ADR                                     500                   10,875                 11,125
Aegon NV ADR                                               300                  11,513                 12,300
                                                                                -------                ------
                                                                                 22,388                 23,425

Computers  (2.2%)
Scitex Corp. Ltd.                                          500                    9,250                  7,188

Consumer Products (3.1%)
Coca Cola FEMSA S.A. ADR                                   500                    9,750                 10,250

Closed End Country Funds (15.4%)
Austria Fund                                             1,000                    7,923                  8,000
Chile Fund                                                 500                   11,313                 12,125
Irish Investment Fund                                      900                   10,238                 10,800
Malaysia Fund                                              600                    9,750                 10,275
Singapore Fund                                             700                   9,538                  9,362
                                                                                 ------                 -----
                                                                                 48,762                 50,562

Electrical Equipment  (8.5%)
ASEA AB ADS                                                100                   10,000                  9,650
Electrolux AB ADR                                          200                    8,800                  8,600
NEC Corp ADR                                               150                  10,219                  9,619
                                                                                -------                 -----
                                                                                 29,019                 27,869

Medical-Drugs (6.1%)
Glaxo Wellcome plc ADR                                     400                    9,800                 10,700
Novo-Nordisk A/S ADR                                       300                   9,712                  9,300
                                                                                 ------                 -----
                                                                                 19,512                 20,000

Natural Resource Production (9.6%)
Barrick Gold                                               400                    9,600                 10,550
RTZ Corp PLC ADS                                           200                   11,375                 11,700
Total S.A. ADR                                             300                   8,812                  9,262
                                                                                 ------                 -----
                                                                                 29,787                 31,512

Paper Products (2.7%)
Aracruz Cellulose S.A. ADR                               1,000                    9,876                  9,000

Photographic Equipment (5.7%)
Canon, Inc. ADR                                            100                    8,687                  8,863
Fuji Photo Film ADR                                        200                  10,050                  9,900
                                                                                -------                 -----
                                                                                 18,737                 18,763

Telecommunications (12.9%)
BCE Inc                                                    300                    9,922                 10,050
British Sky Broadcasting ADS                               300                   11,063                 12,000
Telecom Corp New Zealand ADS                               150                   10,050                 10,050
Telefonica de Espana ADS                                   250                  10,250                 10,375
                                                                                -------                ------
                                                                                 41,285                 42,475

Transportation (9.2%)
British Airways                                            150                   10,931                 10,556
Canadian Pacific Ltd.                                      500                    8,164                  9,125
KLM Royal Dutch Airlines                                   300                  10,650                 10,350
                                                                                -------                ------
                                                                                29,745                 30,031
                                                                                -------                ------

Utilities-Electric (6.1%)
Enersis S.A. ADR                                           400                   10,100                 10,250
Korea Electric Power ADR                                   400                   9,500                  9,750
                                                                                 ------                 -----
                                                                                19,600                 20,000
                                                                                -------                ------

Total Investments (91.9%)                                                     $299,397                $301,575
                                                                              =========
Other Assets (net of liabilities) (8.1%)                                                               26,563
                                                                                                       ------
Total Net Assets (100%)                                                                              $328,138
                                                                                                     ========

(The accompanying notes are an integral part of these financial statements)

Financial Highlights
Selected data per share of capital stock outstanding throughout the period:

                                                                          Sept. 28,
                                                                                '95
                                                                        (Inception)
                                                                                 to
                                                                          Nov. 30,
                                                                                '95
Net asset value at beginning of period                                        $5.00
     Income from investment operations
     Net investment income                                                   (0.02)
     Net gains or losses on securities (both realized and                     0.01
                                                                              ----
     unrealized)
Total from investment operations                                             (0.01)
     Less distributions
     Dividends (from net investment income)                                    0.00
     Distributions (from capital gains)                                       0.00
Total distributions                                                            0.00
Net asset value at end of period                                              $4.99
Total return                                                                (0.20)%
Ratios/supplemental data
Net assets ($000), end of period                                               $328
Ratio of expenses to average net assets (not annualized)                      0.49%
Ratio of net investment income to
Average net assets (not annualized)                                         (0.38)%
Portfolio turnover rate (not annualized)                                        12%
Average commission rate paid                                                $0.0192

     For the above period, all or a portion of the operating expenses were waived. If costs had not been have waived and directly assumed, the resulting increase to expenses per share in the period would have been $.01. The increase to the ratio of expenses to average monthly net assets would be .21%.
(The accompanying notes are an integral part of these financial statements)

Statement of Assets and Liabilities
As of November 30, 1995
Assets
      Investments, at value
      Common stocks (cost $299,397)                                 $301,575
      Cash                                                            26,757
      Dividends receivable                                             295
                                                                       ---
            Total Assets                                          328,627

Liabilities
      Payable to affiliate                                          489
                                                                    ---
            Total Liabilities                                       489
                                                                    ---

Net assets                                                          $ 328,138
                                                                    =========

Fund Shares Outstanding                                                 65,795

      Paid in capital  (unlimited shares authorized, without par)       328,284
      Undistributed net investment income (loss)                     (1,140)
      Accumulated net realized gain (loss) on investments          (1,184)
      Unrealized net appreciation on investments                      2,178
      Net Assets applicable to Fund shares
       outstanding                                                  $328,138
                                                                    ========
Net Asset Value per Share                                           $   4.99

(The accompanying notes are an integral part of these financial statements)

Statement of Operations
Period ended November 30, 1995
Investment income
      Dividends                                          $    332
                                                         --------
          Gross investment income                                     $    332
Expenses
      Investment adviser and administration fee               296
      Professional fees                                       550
      Printing and postage                                     40
      Filing and registration fees                            500
      Custodial fees                                          636
      Other expenses                                           86
                                                               --
      Total gross expenses                                  2,108
          Less earnings credits                              (636)
                                                             ----
      Net expenses                                                        1,472
                                                                          -----
          Net investment income                                          (1,140)
                                                                         ------
Net realized gain (loss) on investments
      Proceeds from sales                                  30,542
      Less cost of securities sold based on identified
      cost                                                 31,726
          Realized net loss                                            (1,184)
                                                                       ------
Unrealized gain (loss) on investments
      End of period                                           2,178
      Beginning of period                                        -
      Increase in unrealized gain for the period                          2,178
                                                                          -----
          Net realized and unrealized gain on
          investments                                                     994
                                                                          ---
Net decrease in net assets resulting from operations                    $(146)
                                                                        =====

Statement of Changes in Net Assets
                                                                               Period Sept.
                                                                                        28,
                                                                               1995 (inception)
                                                                                             to
                                                                             Nov. 30, 1995

INCREASE (DECREASE) IN NET ASSETS
Operations:
      Net investment loss                                             $ (1,140)
      Net realized gain (loss) on investments                   (1,184)
      Net increase (decrease) in unrealized appreciation         2,178
                                                              ---------
      Net increase (decrease) in net assets from operations        (146)
                                                                   ----

Dividends to Shareowners From:
      Net investment income                                  ---------
      Capital gains distributions                           ---------

Fund Share Transactions:
      Proceeds from sales of shares                            328,284
      Value of shares issued in reinvestment of dividends     ---------

                                                                328,284
      Cost of shares redeemed
                                                              ---------
      Net increase in net assets from share transactions        328,284
                                                                -------
Total increase in net assets                                   328,138

NET ASSETS
      Beginning of period
                                                              ---------
      End of period                                           $ 328,138
                                                              =========
      (Including undistributed net investment income of
      ($1,140) for  Nov. 30,1995)
Shares of the Fund sold and redeemed
      Number of shares sold                                    65,795
      Number of shares issued in reinvestment of dividends   ---------
      Number of shares redeemed                              ---------

Net Increase in Number of Shares Outstanding                     65,795
                                                                 ======

(The accompanying notes are an integral part of these financial statements)

Notes to Financial Statements
Note 1-Organization
Saturna Investment Trust (the "Trust") (formerly Northwest Investors Trust) was established under Washington State Law as a Business Trust on February 20, 1987. The Trust is registered as a no-load, open-end series investment company under the Investment Company Act of 1940, as amended. Five portfolio series have been created to date: Sextant Short-Term Bond Fund, Sextant Bond Income Fund, Sextant Growth Fund, and Sextant International Fund (the "Funds") and Idaho Tax-Exempt Fund, distributed through a separate prospectus and the results of which are contained in a separate report.

Note 2--Significant Accounting Policies
The following is a summary of the significant accounting policies followed by the Funds.

Investments:
Securities traded on a national exchange or the national over-the-counter market system are valued at the last sale price or, in the absence of any sale on that date, the closing bid price. Other securities traded in the over-the-counter market are valued at the last bid price. Fixed-income securities for which there are no publicly available market quotations are valued using a matrix based on maturity, quality, yield and similar factors, which are compared periodically to multiple dealer bids and adjusted by the adviser under policies established by the Trustees.

The cost of securities is the same for accounting and Federal income tax purposes. Securities transactions are recorded on trade date. Realized gains and losses are recorded on the identified cost basis.

Income and Expenses:
Interest income is reduced by the amortization of bond premiums, on a constant yield-to-maturity basis from purchase date to maturity. Interest income is increased by accretion only for bonds underwritten as original issue discounts. Market discounts are recorded as realized gains upon disposition. Cash dividends from equity securities are recorded as income on the ex-dividend date.

Expenses incurred by the Trust on behalf of the Funds (e.g., professional fees) are allocated to the Funds on the basis of relative daily average net assets. The Adviser has agreed to certain limits on expenses, as described below.

Income taxes:
The Funds have elected to be taxed as regulated investment companies under the Internal Revenue Code and distribute substantially all of their taxable net investment income and realized net gains on investments. Therefore, no provision for Federal income taxes is required.

Dividends and distributions to shareowners:
Dividends and distributions to shareowners are recorded on the ex-dividend date. For the Sextant Short-Term Bond Fund and Sextant Bond Income Fund, dividends are paid daily and distributed on the last business day of each month. For the Sextant Growth Fund and Sextant International Fund, dividends are payable at the end of each November. Shareowners electing to reinvest dividends and distributions purchase additional shares at the net asset value on the payable date.

Note 3--Transactions with Affiliated Persons
Under a contract approved by shareowners on September 28, 1995, ("Contract") Saturna Capital Corporation provides investment advisory services and certain other administrative and distribution services to conduct Trust business, including shareholder servicing and transfer agency services. Each of the Funds pays the Adviser an Investment Advisory and Administrative Services Fee (the "Base Fee.") of .60% of average net assets per annum, payable monthly. The Base Fee is subject to adjustment up or down depending on the investment performance of the Fund relative to a specified index (the "Performance Adjustment"). No performance adjustment is applicable during the first year any Agreement is in place. The Adviser has voluntarily undertaken to limit expenses of Sextant Bond Income Fund and Sextant Short-Term Bond Fund to 0.80% through March 31, 1997 and waives its investment advisory and administrative fee as to either fund completely so long as assets of that Fund are less than $2 million.

For the year ended November 30, 1995, Sextant Bond Income Fund and Sextant Growth Fund incurred advisory expenses of $5,838 and $7,255, respectively, which include expenses incurred under the advisory contract in effect prior to September 28, 1995. Sextant International incurred advisory expenses of $296, and Sextant Short-Term Bond Fund incurred advisory expenses of $605, each incurring no such expenses under the agreement in effect prior to September 28, 1995.

In accordance with the expense waiver noted above, for the year ended November 30, 1995, Saturna Capital waived $605 of the Sextant Short-Term Bond Fund advisory fee and $5,838 of that of Sextant Bond Income Fund.

Prior to adoption of the Contract, Saturna provided shareholder servicing under a separate agreement pursuant to which Sextant Growth Fund and Sextant Bond Income Fund paid $1,272 and $842, respectively during the fiscal year ended November 30, 1995.

In accordance with the Funds' agreement with their custodian bank, National City Bank, for the year ended November 30 1995, custodian fees incurred by Sextant Short Term Bond Fund, Sextant Bond Income Fund, Sextant Growth Fund, and Sextant International Fund, and subsequently waived, amounted to $391, $841, $2110, and $636, respectively.

One trustee, who also serves as the president of the Trust, is a director and president of the Adviser. Another is vice president and director of the Adviser. All trustees have served to date without compensation; beginning January 1, 1996, the unaffiliated trustees will begin to receive $100 per Board or committee meeting attended. On November 30, 1995, the trustees, officers and their immediate families as a group owned 56%, 31%, 16% and 59% of the outstanding shares of Sextant Short-term Bond Fund, Sextant Bond Income Fund, Sextant Growth Fund and Sextant International Fund, respectively.

The Trust acts as a distributor of its own shares, except in those states in which Investors National Corporation (a subsidiary of Saturna Capital Corporation) is itself registered as a broker-dealer and acts as distributor without compensation. Investors National Corporation is the primary stockbroker used to effect portfolio transactions for Sextant Growth Fund and Sextant International Fund, and paid $3,188 and $266, respectively in commissions at deep-discount rates during the year ended November 30, 1995.

Note 4--Federal Income Taxes
At November 30, 1995, Sextant International Fund had capital loss carryforwards of $1,184 which expire in 2003 and Sextant Bond Income Fund had capital loss carryforwards of $70,216 which expire in 2002 and 2003, subject to regulation. Prior to their expiration, such loss carryforwards may be used to offset future net capital gains realized for Federal income tax purposes.

Note 5--Investments
At November 30, 1995, the net unrealized appreciation of investments for Sextant Bond Income Fund of $12,631 comprised net unrealized gains of $14,398 and unrealized losses of $1,767. Additionally, the net unrealized appreciation of investments for Sextant Growth Fund, Sextant Short-Term Bond Fund and Sextant International Fund were $289,014, $3,737, and $2,178, which consist of gains of $293,516, $4,584, and $8,864 and unrealized losses of $4,502, $847, and $6,686 respectively.

During the year ended November 30, 1995, Sextant Short Term Bond Fund purchased $858,319 of securities and sold/matured none. Comparable figures for Bond Income Fund are $822,908 and $1,309,408; for Growth Fund $371,870 and $591,258; and for
International Fund, $331,123 and $30,542. Included in the above amounts for Sextant Short-Term Bond Fund and Sextant Bond Income Fund are purchases of $620,575 and $102,717 and sales of $0 and $0 of U.S. Government securities, respectively.

SEXTANT MUTUAL FUNDS (GRAPHIC)
(GRAPHIC)
Short-Term Bond
Bond Income
Growth
International
SATURNA CAPITAL
Mutual Funds
                              1300 No. State Street
Bellingham WA 98225-4730
                                                             1-800/SATURNA
 (800/728-8762)
                                  ANNUAL REPORT
November 30, 1995
This report is issued for the information of the shareowners of the Funds. It is
not  authorized  for   distribution  to  prospective   investors  unless  it  is
accompanied or preceded by an effective prospectus relating to the securities of the Trust. The Sextant Funds are series of Saturna Investment Trust